UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2024

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880		(IRS Employer Identification No.) N/A

(Address of principal executive offices)

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

2700 Colorado Avenue

Santa Monica, California 90404

(Registrant’s telephone number, including area code) (877) 848-3866

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On March 21, 2024, Lions Gate Entertainment Corp. (the “Company”) entered into a new employment agreement with James W. Barge, the Company’s Chief Financial Officer. The new agreement has a term commencing August 1, 2023 and ending July 31, 2026.

Under the agreement, Mr. Barge will receive an annual base salary of $1,250,000. Mr. Barge will also be eligible for an annual incentive bonus, such bonus to be determined at the discretion of the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors, in consultation with the Company’s Chief Executive Officer (the “CEO”), with the target amount of his annual bonus of two hundred forty percent (240%) of his base salary. The agreement also provides for Mr. Barge to participate in the Company’s benefit programs and perquisites for executives at his level, as those arrangements are in place from time to time.

The agreement provides for Mr. Barge to receive, subject in each case to approval by the Compensation Committee and Mr. Barge’s continued employment through the applicable date of grant, the following equity-based awards each year over the term of the agreement, commencing with 2024 (the “Annual Grants”): (i) a time-vesting award of restricted share units (“RSUs”) with respect to the Company’s Class B non-voting common shares (the “Class B Shares”); (ii) a performance-vesting award of RSUs with respect to the Class B Shares; and (iii) a time-vesting stock option with respect to the Class B Shares. The aggregate grant date value of each of the Annual Grants will be $3,750,000. The number of shares subject to each of the three awards comprising each Annual Grant will be determined, in the case of each of the two RSU awards, by dividing $1,237,500 by the closing price of a Class B Share on the date of that Annual Grant and, in the case of the option award, by dividing $1,270,000 by the per-share value of the award as of the grant date based on the methodology then used by the Company to value options and similar awards for financial statement purposes. The Annual Grants will be scheduled to vest in equal installments on the first three anniversaries of the applicable grant date. The Annual Grants will be granted under the Company’s 2023 Performance Incentive Plan or a successor equity compensation plan of the Company, and the vesting of each installment of these awards is subject to Mr. Barge’s continued service through the applicable vesting date. In addition, the vesting of each of the performance-vesting Annual Grants is contingent on achievement of performance metrics to be determined by the Compensation Committee in consultation with the CEO for the 12-month period ending on the applicable vesting date. The agreement provides that the Annual Grants of RSUs described above may be settled in cash, the Class B Shares, the Company’s Class A voting common shares, or a combination thereof, as determined by the Compensation Committee, with the amount of the payment in each case determined based on the value of the Class B Shares at the time of payment.

The agreement also provides that, if Mr. Barge’s employment is terminated by the Company without cause (as defined in the agreement), he would be entitled to a severance payment equal to the greater of 50% of his base salary for the remainder of the term of the agreement and 18 months of his base salary, a prorated discretionary bonus for the fiscal year in which his termination occurs, and payment of his COBRA premiums for up to 18 months. However, if such a termination of Mr. Barge’s employment by the Company without cause occurs within 12 months after a change in control or a change in management (as such terms are defined in the agreement), or if Mr. Barge terminates his employment for good reason (as defined in the agreement) during such period, he would be entitled to a severance payment equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary, in addition to the pro-rated discretionary bonus and payment of COBRA premiums noted above. If Mr. Barge’s employment terminates due to his death or disability, the Company would pay a prorated discretionary bonus for the fiscal year in which his termination occurs.

In addition, if Mr. Barge’s employment is terminated by the Company without cause (or if he resigns for good reason within 12 months following a change in control or a change in management), (1) any portion of his Annual Grants (to the extent such awards have been granted prior to his termination and are then outstanding) that is scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date, and (2) fifty percent of any portion of his Annual Grants (to the extent such awards have been granted prior to his termination and are then outstanding) that is scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and be fully vested on his termination date. If a change in control of the Company occurs and Mr. Barge’s employment is terminated by the Company without cause on or within 12 months after the change in control, then (a) his Annual Grants (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Barge will be entitled to receive a payment equal to 50% of the value of each Annual Grant that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each Annual Grant for these purposes to be based on the grant date value of the award noted above and such payment to be made in cash or, at the Company’s election, in Class B Shares. If Mr. Barge’s employment terminates due to his death or disability, any portion of his Annual Grants (to the extent such awards have been granted prior to his termination and are then outstanding) that is scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination date. In each case, any portion of Mr. Barge’s Annual Grants that is then outstanding and not vested after giving effect to these acceleration provisions will be cancelled on his termination date.

Mr. Barge’s right to receive the severance payments, accelerated vesting, and other severance benefits under his employment agreement described above is subject to his execution of a release of claims in favor of the Company.

At the end of the term of Mr. Barge’s employment agreement and provided that his employment with the Company has not previously terminated, effective as of August 1, 2026, the Company will enter into a one-year consulting agreement with Mr. Barge pursuant to which he will provide finance consulting services to the Company for the monthly rate of $41,666.67. During the term of such services, Mr. Barge’s Annual Grants will continue to be subject to the vesting and acceleration provisions applicable to the award.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2024

LIONS GATE ENTERTAINMENT CORP.
(Registrant)

By:	/s/ Bruce Tobey
Name:	Bruce Tobey
Title:	EVP and General Counsel